UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2010

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2010, Nexxus Lighting, Inc. (“Nexxus” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Next Step Products, LLC (“Next Step” or the “Buyer”) for the sale of the Company’s legacy commercial lighting and pool and spa lighting businesses (the “Legacy Commercial and Pool and Spa Lighting Businesses”) (the “Asset Sale”). On October 22, 2010, the Purchase Agreement terminated in accordance with its terms due to Next Step’s failure to fulfill all of the conditions to closing. Nexxus has retained $750,000 of non-refundable deposits previously made by Next Step, under the terms of the Purchase Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure under Item 1.01 is incorporated by reference in this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1*	Asset Purchase Agreement dated October 18, 2010 between Nexxus Lighting, Inc. and Next Step Products, LLC

*	The schedules and exhibits to the Asset Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request. Confidential treatment of the redacted information in this exhibit is requested.

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Asset Purchase Agreement dated October 18, 2010 between Nexxus Lighting, Inc. and Next Step Products, LLC

*	The schedules and exhibits to the Asset Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request. Confidential treatment of the redacted information in this exhibit is requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 22, 2010	NEXXUS LIGHTING, INC.

	By:	/s/ Gary R. Langford
Name: Gary R. Langford
Title: Chief Financial Officer